Achieve More Golden Telecom, Inc. Investor Presentation

2006 Year to date financial highlights Golden Telecom revenues grew from $140m in 2001 to $667m in 2005 (equivalent to 48% CAGR) The company is operating cash flow positive since 1998 Market capitalization of $1.3bn. Closing share price $35.50 (as of Oct. 13, 2006) 36% increase in share price since the beginning of the year GLDN vs NASDAQ, 2006 YTD Golden Telecom results, $m Wholesale BCS Consumer Mobile 54.5 96.4 10.7 3.9 2Q05 56.7 99.5 10.1 3.6 3Q05 57.2 103.4 11.9 3.0 4Q05 60.1 103.2 12.2 2.6 1Q06 69.2 113.0 12.2 2.6 Total revenue 165.5 169.9 175.5 178.1 197.0 2Q06 NI margin, % 12% 11% 10% 11% 11% Net Income 19.8 18.4 17.9 18.8 22.6 Op. margin, % 18% 18% 15% 16% 17% Op. income 30.3 26.5 28.2 33.9 30.0 2003 2004 2005 Jan. 1, 2006 GLDN NASDAQ 5% 36% Oct. 13, 2006 0% Source: NASDAQ, Company's financials

During 2006 we managed to address most of the market concerns about Golden Telecom Solid pipeline of new projects both in Moscow and regions resulting in 19% growth year on year and 11% growth quarter on quarter Market entry into new segments with products yielding higher margins Liquidity of stock increased after EBRD has halved its stake (unrestricted freefloat is 36%) High shareholder returns generated through stock appreciation Ready to optimize capital structure by financing growth opportunities New management team in place. Introduced SARS to enhance retention and motivation

In May 2006, shareholders elected a new board of directors Peter Aven President, Alfa Bank Oleg Malis Senior Vice President Altimo Alexey Khudyakov Vice President, Altimo Kjell Johnsen Senior VP, Telenor CEE Ronny Naevdal Director of Strategy & Business Development, Telenor Nordic David Herman Former VP of General Motors in Russia and the CIS(1) Patrick Gallagher Non-Executive Vice Chairman, FLAG Telecom Group Former President of BT Europe David Smyth Former Group Director of Strategic Planning and IR at Orange Vladimir Bulgak 1990 to 1997 - Minister of Communications 1997 to 1999 - Vice Premier of the Russian Federation 1 ^^ 2 ^^ ^^^^^^ 20 80 20% UNAFFILIATED Jean-Pierre Vandromme CEO, Golden Telecom, Inc. Former CEO of VENTELO Europe, held various positions with Global TeleSystems and Belgacom Audit Committee: Mr. Smyth (Chairman), Mr. Gallagher and Mr. Herman Note (1): CIS - Commonwealth of Independent States

During the first 9 months of 2006, the freefloat has doubled from 17% to 36% Alfa Telenor RTKM EBRD Vostok Capital Freefloat East 29 20 11 8 8 7 17 Alfa Telenor RTKM EBRD Freefloat East 29 20 11 4 35 GTI Shareholders, Oct 2005 GTI Shareholders, Oct 2006 Strategic holdings Unrestricted freefloat Jan Oct T spend 84.141 218.923 Average Daily Trading, 'k shares Oct 2005 Capital and Vostok funds have significantly reduced their stakes through open market sales EBRD halved its stake through sales to several institutional investors Oct 2006 (1) 29% 20% 11% 8% 8% 8% 17% 29% 20% 11% 4% 36% Note (1): October 1-13, 2006 Source: NASDAQ Rostelecom Rostelecom

Although Golden Telecom has the debt capacity for $400-450m we plan to raise $200-250m to finance growth Implied credit rating transition Local bank market norms Strong interest from banks Prefer syndicated loan (flexibility, cost efficient, grace period) S&P rating upgraded to BB on Oct. 11, 2006. Moody's reviewing its B2 rating

The telecom market in Russia could reach $69-78 bn in nominal terms by 2010 2003 2004 2005 2006E 2007E Nominal GDP: 24% CAGR(1) Telecom Spend: 30% CAGR GDP Telecom 2003 2004 2005 2006 2007 T spend 13 19 25 31 37 GDP 432 590 766 896 1035 2003 2004 2005 2006 2007 Russia 0.029 0.032 0.033 0.034 0.035 UK 0.05 0.05 0.05 0.05 0.05 UK(2) Russia 25% gap 2003 2004 2005 2006E 2007E GDP and Telecom Spend in Russia Telecom Spend vs UK, % of GDP Telecom spend level vs UK Size of the market by 2010, $ bn 75% 80% 85% 3.5% 3.7% 3.9% 69 74 78 Total telecom spend in Russia by 2010 could be $69-78bn or x2.4 times more than in 2006 if the economy continues to grow at 24% annually in nominal terms Economic structure in other CIS countries is similar to Russia's Telecom spend in Russia, % Telecom Spend in Russia by 2010 Note (1): CAGR - Compounded Annual Growth Rate Note (2): The figures for 2004 and 2005 taken from the FT, other years extrapolated Source: iKS, Financial Times, estimates

Regions corporate Retail and regions are growing fastest Attractiveness of Market Segments Source: Management estimates Growth: 2005-2010 CAGR 20-40% 10-20% 10-20% 20-30% Regions retail Moscow retail Moscow corporate St. Pete corporate St. Pete retail IRR Market segmentation (between retail and corporate will not change Growth assumptions by segment: Business Residential Moscow 15% 35% Northwest region 20% 35% Other Russia 25% 40% Main assumptions

Historically, Golden Telecom's stronghold was in fixed-line corporate segment in major cities Fixed-line Telecom Market in Russia in 2005, 100%=$8.5bn(1) Note (1): Excluding wholesale revenues Source: iKS Consulting, J'son&Partners, Management estimates Moscow (32%) Residential (52%) Regions (65%) $0.9bn $1.4bn $1.8bn $2.9bn $0.1bn $0.2bn St. Petersburg (3%) GTI share 20% GTI share 2% GTI share 1% GTI share 2% GTI share 32% GTI share 5% GTI share 15% GTI share 3% GTI share 32% Corporate (48%) Small segment (29%) Monthly ARPU $2,000 Top corporate & medium segment (71%) $0.4bn $0.8bn $0.0bn

Three-fold strategy: expansion into new market segments and regions based on success in the top corporate market Top corporate segment Continue to pursue corporate clients Federal Transit Network (FTN) Continue regional expansion Become a national player in both corporate and retail market segments 1 2 3 Broadband FMC launch in Ukraine Organic growth Acquisitions Strategic directions Tactical tools New market segments Approach SME, SOHO and Top-End residential clients with new product offering

In line with our strategy we continue to invest in projects with high returns and payback of 3-4 years Golden Telecom's Capex(1) BAU New Total Capex 0 0.11 0 0.11 0.1 0.21 Business as usual New projects Total CAPEX Business as usual Growth 20-21% of revenues 10-12% of revenues Approximately 10-12% of our revenues are invested in core business to sustain our market share We identified several organic growth projects with payback of 3-4 years: FTN - development of Federal Transit Network in Russia (incl. zonal networks in selected regions) FOCL - construction of Fiber Optic Cable Lines in Russia/CIS Broadband - deployment of broadband access (incl. WiFi/WiMax/FTTB/xDSL1) VoIP - 'Callmore' products offering Voice over IP services for internet retail customer FMC - development of Fixed-to- Mobile Convergent offering in Ukraine 9-10% of revenues Note (1): CAPEX - Capital Expenditures, FTTB - Fiber To The Building, xDSL - Digital Subscriber Line

Golden Telecom has leading position in the corporate segment in big cities - our core business segment 30,000 clients with 350,000 users, including leading multinational companies, banks and hotels Annual revenue is more than $420m, incl. $280m in Moscow BCS(1) is characterized by a higher profit margin, a diverse product portfolio and an intensely competitive operating environment Products offered to the Corporate Market range from IPVPN, MEN(1) and Data Networking to Outsourced Call Center and Collocation Our branches and affiliated companies located in more than 20 major cities across Russia give Corporate clients a One Stop Shop solution in Russia comparable to major telecom companies in their home markets Note (1): BCS - Business and Corporate Services, IPVPN - Internet Protocol Virtual Private Network, MEN - Metropolitan Ethernet Network

With launch of its FTN, Golden Telecom will get access to 1.3m businesses and 143m people across Russia 4 ILD switches 7 DLD switches 88 interconnection points Federal Transit Network DLD/ILD market in Russia is estimated at $2.5-3.0bn by iKS Consulting Golden Telecom has been providing DLD/ILD services to its clients connected to our network In 2005, DLD/ILD revenues of Golden Telecom comprised $232m (equivalent to 8% market share) On January 1, 2004, new law on telecommunication opened the Russian long-distance market for competition Currently only two operators (Rostelecom and MTT) provide long- distance services in Russia in accordance with new regulations May 2005 May 2006 Sep 2006 Jul 2006 1Q07 Note (1): ICN stands for interconnection, DLD - Domestic Long Distance, ILD - International Long Distance Source: iKS Consulting Applied for and received the license Completed and commissioned the network Signed ICN agreements(1), set ICN tariffs Submitted documents for access codes Commercial launch of DLD/ ILD(1) services

Golden Telecom develops own Fiber Optic Communication Lines to support FTN and regional broadband expansion

Backbone infrastructure of Golden Telecom


FINLAND
NORWAY
SWEDEN
Stockholm
ESTONIA
RUSSIA
Moscow
LATVIA
LITHUANIA
BELARUS
KAZAKHSTAN
POLAND
GERMANY
CZECH REPUBLIC
SLOVAKIA
UKRAINE
Kiev
AUSTRIA
HUNGARY
MOLDOVA
ROMANIA
GEORGIA
AZERBAIJAN
ARMENIA

- FOCL consist of new generation networks that will enable us to provide high quality broadband access, incl. data and voice services

- Strategy for FOCL:
  - support our growth
  - access to broadband market
  - cost saving measure
- Cooperation with Vimpelcom
- Antel Rascom acquisition:
  - own fiber capacity on the Moscow-St. Petersburg route
  - own gateway to Sweden
- FOCL launched in 2006:
  - Moscow - N. Novgorod
  - N. Novgorod - Kazan
  - Kiev – Lvov - Hungary
  - Ufa – Samara – Saratov
  - Kiev – Chernigov – Kharkov
  - Moscow – Rostov – Krasnodar
- Under construction:
  - Kazan – Perm – Ekaterinburg
  - Kiev-Zaporozhie-Donetsk

Golden Telecom, Inc. - Investor Presentation, October 2006 13

Top-20 cities constitute half of the fixed-line market in Russia with Golden Telecom already present in 17 of them Note (1): Includes Leningradskaya oblast' Note(2): In 2006, GTI acquired Tatintelcom Source: iKS Consultind, IMF, management estimates City Population, m capita 2004, $ 'k Fixed Line market value 2005, $m GTI Market Share Moscow 10.0 7.6 3,258 12% St. Petersburg(1) 4.6 3.0 675 11% Novosibirsk 1.4 2.0 123 5-8% N. Novgorod 1.3 2.0 177 14% Ekaterinburg 1.3 2.3 129 11% Samara 1.2 2.7 97 15% Omsk 1.1 1.9 56 - Kazan 1.1 2.7 79 2%(2) Chelyabinsk 1.1 2.1 82 - Rostov-on-Don 1.1 1.4 67 1% Ufa 1.0 2.2 79 5-8% Volgograd 1.0 1.7 69 3-5% Perm 1.0 2.8 75 - Krasnoyarsk 0.9 3.2 62 26% Saratov 0.8 2.0 78 2% Top 20 Cities 32.1 5,418 Total Russia 143.0 4.1 10,400 9% % GRP Voronezh 0.8 1.5 61 15% Krasnodar 0.6 1.6 82 15% Vladivostok 0.6 2.0 73 8% Khabarovsk 0.6 2.8 60 8-10% Kaliningrad 0.5 1.8 36 15% 10-12%

Moscow Regions East 109.2 56.3 Moscow Regions East 121.7 75.8 NW Ukraine Other regions Total 2Q05 14.2 19 23.1 56.3 2q06 18 19.4 37.9 75.3 38% of Golden Telecom revenues come from outside of Moscow with growth rates up to 50% year on year Regional revenue breakdown, $m Historically, Golden Telecom had wide geographical presence Regional telecom markets grow twice the overall market rate which is being estimated at 15-16% per year Organic growth is the main driver of business development in the regions with focus on most profitable market segments Golden Telecom connects clients to its network and as a result obtains access to the end-users 2Q05 2Q06 Ukraine Other regions NW Russia(1) 100%=$165.5m 100%=$197.0m Total regions 49% Regional growth, 2Q06 vs 2Q05 Regions Regions Moscow Moscow 27% 2% 34% 2Q05 2Q06 $56.3m $109.2m $75.3m $121.7m Note (1): North-West Russia

Structured approach to acquisitions: Strategic fit Valuable resources (last mile access, frequencies, etc.) Synergies (local presence of a target coupled with Golden Telecom's presence in Russia/CIS) Organic option as an alternative market entry Tailored due diligence process Proven track record of successful integration Currently our target universe is comprised of 50 cities with 4-8 sizeable alternative operators in each Golden Telecom has proven record of successful deal execution and integration of acquired companies GTI acquisition strategy Sochi T-com Oct 2005 Acquired 100% $3.0m Tatintelcom Mar 2006 Acquired 70% $4.0m Telcom Aug 2006 Acquired 100% $2.0m TELCOM Rascom Nov 2005 Acquired 54% $11.1m Sakhalin Tel Sep 2005 Acquired 83% $5.0m TTK Apr 2006 Acquired 100% $3.8m Kubtelecom Jun 2006 Acquired 100% $10.0m Binar Apr 2006 Asset purchase $1.0m Binar KubTeleCom TTK Sochi Telecom Rascom

Emergence of broadband market is a major milestone in the development of the Russian telecom market Golden Telecom benefits from the experience of broadband providers in other countries Presently, we use four technologies to deliver broadband access to our customers Golden Telecom's strategy is to become a leading provider of broadband access in Russia and the CIS We see broadband and convergence as the entry into retail market Voice and Data Home and Office Telecom and Media Private and Public Fixed and Mobile Phone, PC and TV Prepaid and Postpaid Telecom and IT User- Centric Services Broadband enables seamless connectivity (= convergence) Convergence of products and services within telecom sector and beyond: with media and IT Tailored user-centric services delivered via broadband xDSL FTTB Local Loop Acquisition Wi-Fi Wi-Max Broadband market Broadband solutions Convergence of products and services

WiFi network in Moscow Second largest in the world (after Taipei) Target area - 1.3m households in the city center and densely populated areas Presently in testing mode Commercial launch planned for 1Q07 Golden WiFi network in Moscow network already has more than 5,000 nodes and is the largest in Europe Option 1 - Wireless (Wi-Fi/Max) Golden WiFi network in Moscow

Golden Telecom's approach Deployment where possible: Own last mile access Unbundled local loop Significant presence in major cities through acquisitions xDSL ensures quick access to the market but is heavily dependent on last mile availability and quality of copper Option 2 - Digital subscriber line (DSL) Russia 268 DSL nodes deployed in Moscow (8,576 ports capacity) 1,830 nodes deployed outside of Moscow (50,230 ports capacity): N. Novgorod (Top-3 player) Krasnoyyarsk (#1) Krasnodar (#2) Voronezh (#2) Ekaterinburg (Top-3) Kaliningrad (Top-3) Kazakhstan Agreement to provide ADSL-based Triple Play services in Astana Uzbekistan 38 ADSL nodes deployed Potential coverage - about 1.75 million people

Deployment of FTTB in Russia/CIS Despite high costs of installation, FTTB allows broadband services of superior quality and speed Cost can be significantly reduced if cable is deployed across roofs or electric poles Despite high upfront investments FTTB offers unmatched speed and quality of broadband access Option 3- Fiber To The Building (FTTB) Kiev Access to 24,000 households in premium districts of Kiev N. Novgorod Access to 50'k households (12.5% of total) Plan to cover 200'k households (50%) Prepare to offer triple play services with IPTV(1) Note (1): IPTV - Internet Protocol Television

Local loop acquisition enables us to gain access to copper and install DSL equipment We only acquire local loop where it is economically feasible Local Loop acquisition to obtain last mile access and ability to deliver broadband solutions on demand Telcom N. Novgorod 17k capacity 12k users TELCOM TTK Ivano-Frankovsk 485km cable 11k subscribers Tatintelcom Kazan Access to local loop Kubtelecom Krasnodar 110k capacity Cable TV Binar Ekaterinburg 6 nodes 10 km fiber Option 4 - Local Loop Acquisition TTK KubTeleCom Binar

FMC project in Ukraine expected to significantly increase our revenue and give Golden Telecom another competitive edge 2.5G network deployment in Ukraine Kyrovohrad Dnipropetrovsk Zaporizhzhja Donetsk Lugansk Kharkiv Poltava Cherkassy Vinnitsya Kyiv Rivne Lutsk Lviv Ternopil Iv.Frank ivsk Chernovtsy Uzhgorod Sumy Odessa Mykolayiv Kherson Zhytomyr Khmelnytsky Chernihiv Simpheropol Sevastopol Crimea Current coverage 2006 Q4 2007 Q1 2007 Q2 2007 Q4 Offers fixed-line services to corporate clients since 1997 Technical presence in all major cities GSM-1800 license and roaming agreement with URS give access to 86% of the territory and 38 million people Acquisition of ES-Line with countrywide WiMax license and frequencies First FMC project in the CIS Aimed at corporate customers (SME/SOHO1) Combined offer include: High speed broadband access Complete mobility One number/address and one bill Golden Telecom Ukraine FMC project Note (1): SME - Small and Medium Enterprises, SOHO - Small Office, Home Office

Financial Statements: Condensed Consolidated Statements of Operations

Condensed Consolidated Statements of Operations, '000 $

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006
Total Revenue	$156 465	$165 509	$169 930	$175 475	$178 140	$196 968
Growth	-2%	6%	3%	3%	2%	11%
Total Cost of Sales[1]	79 997	86 191	88 345	92 999	93 393	105 608
Gross Margin	76 468	79 318	81 585	82 476	84 747	91 360
Growth	2%	4%	3%	1%	3%	8%
Gross Margin %	**49%**	**48%**	**48%**	**47%**	**48%**	**46%**
SG&A[2]	27 586	28 828	30 967	32 509	33 881	33 569
SG&A %	**18%**	**17%**	**18%**	**19%**	**19%**	**17%**
Depreciation	15 184	15 724	16 114	18 307	17 701	18 844
Impairment charge	4 537	4 426	4 480	5 243	4 948	5 079
Operating income	**29 161**	**30 340**	**30 024**	**26 417**	**28 217**	**33 868**
Equity in earnings/(losses)	(98)	(70)	669	(41)	324	347
Interest income, net	289	174	678	536	571	82
Foreign currency gain/(loss)	364	(603)	(125)	(848)	906	669
Income before Taxes & MI[2]	**29 716**	**29 841**	**31 246**	**26 064**	**30 018**	**34 966**
Provision for income taxes	(9 143)	(9 355)	(12 014)	(7 304)	(9 414)	(11 356)
Minority interests	(546)	(719)	(837)	(876)	(1 138)	(965)
Cumulative effect of change in accounting principle	-	-	-	-	(681)	-
Net income	**$ 20 027**	**$ 19 767**	**$ 18 395**	**$ 17 884**	**$ 18 785**	**$ 22 645**

Note (1): Excluding Depreciation and Amortization
Note (2): SG&A – Selling, General and Administrative Expenses (Excluding Depreciation and Amortization), MI – Minority Interest

Golden Telecom, Inc. - Investor Presentation, October 2006 23

Financial Statements: Condensed Consolidated Balance Sheets

Condensed Consolidated Balance Sheets, '000 $

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006
Cash and cash equivalents	$ 62 672	$ 81 222	$ 85 950	$ 67 176	$ 49 262	$ 36 411
Accounts receivable, net	95 106	95 536	98 718	91 709	105 639	117 993
Prepaid expenses	12 140	10 354	11 171	8 083	7 467	8 277
Other assets	48 710	46 996	42 818	43 989	45 956	48 350
Total current assets	218 628	234 108	238 657	210 957	208 324	211 031
Property and equipment, net	352 269	358 258	374 212	407 907	419 964	449 660
Investments in and advances to ventures	837	648	360	10 889	11 034	11 741
Goodwill and intangible assets, net	244 120	240 215	242 250	243 129	243 374	252 920
Restricted cash and other noncurrent assets	8 707	9 164	9 400	9 329	9 440	10 572
TOTAL ASSETS	$ 824 561	$ 842 393	$ 864 879	$ 882 211	$ 892 136	$ 935 924
Accounts payable and accrued expenses	$ 86 029	$ 86 522	$ 89 778	$ 89 404	$ 92 501	$ 109 453
Due to affiliates	2 921	3 013	1 981	2 470	2 691	3 167
Short-term capital lease obligation	2 234	2 361	2 429	1 941	1 620	1 290
Other current liabilities	31 406	33 857	36 834	38 068	30 024	32 222
Total current liabilities	122 590	125 753	131 022	131 883	126 836	146 132
Long-term debt, less current portion	253	253	253	27	27	183
Long-term capital lease obligation	972	393	2 812	2 340	2 144	1 944
Taxes and other non-current liabilities	49 294	50 663	52 479	53 165	55 083	58 344
TOTAL LIABILITIES	173 109	177 062	186 566	187 415	184 090	206 603
Minority Interest	12 284	13 003	14 329	19 693	20 986	24 975
SHAREHOLDERS' EQUITY						
Common stock	363	364	364	365	365	366
Dividends declared	(36 262)	(43 541)	(50 826)	(58 117)	(65 413)	(72 739)
Additional paid-in capital	669 801	670 472	671 018	671 998	672 011	673 977
Deferred equity compensation				(455)		
Retained earnings	5 266	25 033	43 428	61 312	80 097	102 742
TOTAL SHAREHOLDERS' EQUITY	639 168	652 328	663 984	675 103	687 060	704 346
TOTAL LIABILITIES & SHAREHOLDERS' EQ.	$ 824 561	$ 842 393	$ 864 879	$ 882 211	$ 892 136	$ 935 924

Golden Telecom, Inc. - Investor Presentation, October 2006 24

Financial Statements: Condensed Consolidated Statement Cash Flow Condensed Consolidated Statement Cash Flow, '000 $ For the six months ended June 30, 2006

Special Note Regarding Forward Looking Statements Certain statements contained in this presentation or made during the meeting concerning management's intentions, expectations or predictions are forward looking statements and are made pursuant to the provisions of the Securities Litigation Reform Act of 1995. Such statements include expectations regarding the increased liquidity of our stock, our growth strategy, including the issuance of new stock, expectations regarding Russian and UK telecom markets and telecom spend, our investment strategy, our Federal Transit Network, the launch of our WiFi network and the expected benefits, development of our fiber-optic cable project and FMC project, the effect of regulatory changes, and financial guidance. It is important to note that the company's actual results may differ materially from those projected in such forward looking statements. Factors that may cause the anticipated results not to occur include unanticipated changes in customer demand, our ability to execute our growth strategy as we anticipate, changes in the macroeconomic and political environment in the markets in which we operate, including Russia and the CIS, macroeconomic changes in the UK telecom market, and our inability to develop our fiber-optic cable network, WiFi network, FMC and Federal Transit Network as we anticipate, and changes in local regulatory regimes, or shifts in our strategy or that of our partners. All forward looking statements are made as of today and Golden Telecom disclaims any duty to update such statements. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company's filings with the U.S. Securities and Exchange Commission including the Company's quarterly reports on Form 10-Q, current reports on Form 8-K filed during 2006, and the Company's annual report on Form 10-K for the year ended December 31, 2005. Copies of these filings may be obtained by contacting Golden Telecom or the SEC. For additional information please contact: Investor Relations Director: Alexey Subbotin e-mail: ir@gldn.net tel: +7-495-797-9300 fax: +7-495-797-9331 Public relations: Anna Chin Go Pin e-mail: achin@gldn.net tel: +7-495-797-9300 fax: +7-495-797-9332 www.goldentelecom.com